Exhibit 99.1

Vistra Announces $2 Billion Share Repurchase Program

Company Prices Private Offering of $1 Billion of Series A Preferred Stock with Net Proceeds to be Used to Repurchase Common Stock

IRVING, Texas, Oct. 12, 2021 — Vistra Corp. (NYSE: VST) (the “Company” or “Vistra”) today announced a new $2 billion share repurchase program and the pricing of a private offering (the “Offering”) of 1,000,000 shares of its 8% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act, at an offering price of $1,000 per share. The Company will receive gross proceeds of $1 billion from the sale of the Preferred Stock before deducting the initial purchaser discount and other estimated offering expenses. The Offering is expected to close on Oct. 15, 2021, subject to customary closing conditions.

As an initial step in its broader capital allocation plan, the Company intends to use the net proceeds from the Offering to repurchase its common stock beginning as early as early November 2021. Vistra’s Board of Directors (“Board”) has adopted a new $2 billion share repurchase program, effective immediately (superseding its prior $1.5 billion repurchase program, which had approximately $1.325 billion of remaining authorization). The Company intends to execute the share repurchases under this new program from November 2021 to the end of December 2022. The timing and amount of share repurchases will be announced publicly each quarter in arrears, consistent with Vistra’s historical practice.

The share repurchase program announced today is aligned with the Company’s previously announced strategic and capital allocation review seeking to enhance shareholder returns. Vistra’s strategic review has identified and prioritized four key strategic imperatives, including:

•

Driving long-term, sustainable value through Vistra’s integrated business model. Vistra management believes the pairing of its low-cost, efficient, and diversified generation fleet, including its burgeoning zero-carbon business, with its customer-centric retail platform and best-in-class commercial capabilities is the optimal way to create value for its shareholders in the dynamic, competitive markets where the Company operates.

•

Returning significant capital to shareholders. Vistra expects it will use a significant portion of its free cash flow to repurchase its shares and expects it will continue to pay a meaningful dividend on its common stock. Today’s announcement advances one of Vistra’s core capital allocation priorities by using lower-cost capital to accelerate the Company’s ability to repurchase its severely discounted shares. The repurchases will reduce the total number of shares outstanding, which over time should accrue value to Vistra’s remaining shareholders.

•

Repurchasing Vistra’s undervalued shares of common stock. At Vistra’s current undervalued stock price, and assuming on average at least $3+ billion of Adjusted EBITDA from Ongoing Operations and 60%+ free cash flow conversion on an annual basis, the Company estimates it could repurchase at least $5 billion of common stock by year-end 2025, approximating 60% of its current market

Vistra - Press Release

Oct. 12, 2021, Page 2

capitalization and by the end of the decade return its entire current market capitalization to shareholders without negatively impacting the earnings power of the business. The Company is committed to allocating a significant amount of its capital to share repurchases until the public equity markets reflect a valuation for Vistra that is consistent with management and the Board’s view of fair value.

•

Prioritizing a meaningful dividend on its common stock. We anticipate the capital allocated to common dividends will grow on a per-share basis (subject to Board authorization), though with fewer shares outstanding, we expect the gross amount to decrease, freeing up capital for other uses.

•

Maintaining a strong balance sheet. Vistra expects it will continue to pay down debt over time in order to maintain a strong balance sheet, allowing the Company to manage commodity and climate change risk, and positioning it to prudently pursue opportunistic growth. By year-end 2022, the Company expects to reduce a meaningful portion of the $2 billion in increased debt resulting from the impacts of Winter Storm Uri.

•

Accelerating our zero-carbon growth pipeline with cost-efficient capital. Vistra intends to participate in the electric industry transition utilizing its strong capabilities, attractive and significant pipeline of zero-carbon projects, and access to low-cost capital.

•

Vistra has nearly 4,000 megawatts of zero-carbon assets online or under development with more than 3,000 MW of zero-carbon assets in its development pipeline, including approximately 450 MW of solar and storage in downstate Illinois, supported by the recently enacted Coal to Solar and Energy Storage initiative. The Company intends to accelerate the development of its battery energy storage and renewable projects by accessing the significant availability of third-party, cost-effective capital seeking green investments – both debt and equity. The event at the 300-MW / 1200-MWh Phase I building of Vistra’s Moss Landing Energy Storage Facility slightly delayed the Company’s execution of this financing strategy, though the Company expects it will have achieved meaningful progress on the capital raise by mid-December.

•

This zero-carbon pipeline complements Vistra’s recently accelerated target reductions in greenhouse gas emissions. Vistra has a goal to achieve a 60% reduction in CO2 equivalent emissions by 2030, as compared to a 2010 baseline, and a long-term objective to achieve net-zero carbon emissions by 2050.[1] Vistra is already 75% of the way toward achieving its 2030 goal and recently joined SBTi’s Business Ambition for 1.5°C, committing to align emissions reduction targets with the Paris Agreement to keep warming to 1.5°C and reaching science-based net-zero emissions by 2050.

Vistra’s announcement today of this share repurchase program is the first step in launching the details of the Company’s strategic review. Additional details outlining Vistra’s strategic imperatives are forthcoming.

(1) Assuming necessary advancements in technology and supportive market constructs and public policy.

“Today, Vistra took an important first step in executing on the output of its strategic review by taking advantage of the unprecedented and unsustainable differences in the cost of capital implied in its equity value as compared to other forms of capital, such as debt and preferred stock,” said Curt Morgan, Vistra’s chief executive officer. “This announcement underscores our confidence in the business and commitment to enhancing shareholder value while maintaining our strong balance sheet. The strategic imperatives announced today are a result of a months-long strategic review by the Company, including our Board – positioning Vistra to deliver strong, consistent long-term earnings into the future, while investing in our attractive retail and zero-carbon businesses and returning a significant amount of our free cash flow to shareholders on an annual basis. We believe in the value of this company and will continue to take actions to rectify the significant undervaluation of our stock.”

Vistra - Press Release

Oct. 12, 2021, Page 3

Details on the Preferred Stock

The annual dividend rate on each share of Preferred Stock is 8.0% from the original issuance date to, but excluding, Oct. 15, 2026 (the “First Reset Date”). On and after the First Reset Date, the dividend rate on each share of Preferred Stock shall equal the five-year U.S. Treasury rate as of the most recent reset dividend determination date (subject to a floor of 1.07%), plus a spread of 6.93% per annum. The Preferred Stock has a liquidation preference of $1,000 per share, plus accumulated but unpaid dividends. Cumulative cash dividends on the Preferred Stock are payable semiannually, in arrears, on each April 15 and Oct. 15, commencing on April 15, 2022, when, as and if declared by the Company’s Board.

The Preferred Stock is not convertible into or exchangeable for any other securities of the Company and will have limited voting rights. The Preferred Stock may be redeemed at the option of the Company in certain circumstances.

The Preferred Stock will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the U.S. absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Preferred Stock, nor shall there be any sale of the Preferred Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Molly Sorg

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 4.3 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive residential electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S., with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions,

Vistra - Press Release

Oct. 12, 2021, Page 4

development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including winter storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2020 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.